Exhibit (d)(1)

                                  BELSTAR TRUST
                          INVESTMENT ADVISORY AGREEMENT

      AGREEMENT made this ____ day of __________ 2002, and by and between BELSTAR TRUST, a Delaware business trust (the "Trust"), and VOYAGER ADVISORS, LLC., a Delaware limited liability company (the "Adviser").

      The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), consisting of the Belstar Small Cap Value Fund and the Belstar High Yield Fund (each a "Fund" and collectively the "Funds").

      The Trust desires to retain the Adviser to render investment advisory services to the Funds, and the Adviser is willing to render such investment advisory on the terms set forth below.

      The parties agree as follows:

      1. The Trust hereby appoints the Adviser to act as investment adviser to the Trust and the Funds for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services described, for the compensation provided, in this Agreement. The parties agree that the Adviser may render services under this Agreement through the retention of one or more investment subadvisers although such retention shall not relieve the Adviser of its responsibilities hereunder.

      2. Subject to the supervision of the Trustees, the Adviser shall manage the investment operations of the Funds and the composition of each Fund's portfolio, including the purchase and retention and disposition of portfolio securities, in accordance with each Fund's investment objectives, policies and restrictions as stated in the Trust's Prospectus and Statement of Additional Information subject to the following understandings:

      (a) The Adviser shall provide supervision of each Fund's investments and determine from time to time what investments will be made, held or disposed of or what securities will be purchased and retained, sold or loaned by each Fund, and what portion of the assets will be invested or held uninvested as cash.

      (b) The Adviser shall use its best judgment in the performance of its duties under this Agreement.

      (c) The Adviser, in the performance of its duties and obligations under this Agreement, shall (i) act in conformity with the Declaration of Trust, By-Laws, Prospectus and Statement of Additional Information of the Trust, and with the instructions and directions of the Trustees, and (ii) conform to and comply with the requirements of the Investment Company Act and all other applicable federal and state laws and regulations.

      (d) (i) The Adviser shall determine the securities to be purchased or sold by each Fund and will place orders pursuant to its determinations with or through such persons, brokers or dealers to carry out the policy with respect to brokerage as set forth in the Trust's Prospectus and Statement of Additional Information or as the Trustees may direct from time to time. In providing each Fund with investment supervision, the Adviser will provide best execution, giving primary consideration to securing the most favorable price and efficient execution. The Adviser may also consider the financial responsibility, research and investment information and other services and research related products provided by brokers or dealers who may effect or be a party to any such transactions or other transactions to which other clients of the Adviser may be a party. The Funds recognize that the services and research related products provided by such brokers may be useful to the Adviser in connection with its services to other clients.

      (ii) When the Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the


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transactions,  will be made by the Adviser in the manner it  considers to be the most equitable and consistent with applicable legal and regulatory guidance, and with its fiduciary obligations to each Fund and to such other clients.

      (e) The Adviser shall maintain, or cause to be maintained, all books and records required under the Investment Company Act to the extent not maintained by the custodian of the Trust. The Adviser shall render to the Trustees such periodic and special reports as the Trustees may reasonably request.

      (f) The Adviser shall provide, or cause to be provided to, the Trust's custodian on each business day information relating to all transactions concerning each Fund's assets.

      (g) The investment management services of the Adviser to the Trust and to each Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

      3. The Trust has delivered to the Adviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

      (a) Declaration of Trust as filed with the Secretary of the State of Delaware (such Declaration of Trust, as in effect on the date hereof and as further amended from time to time, are herein called the "Declaration of Trust");

      (b) By-Laws of the Trust (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

      (c) Certified resolutions of the Trustees authorizing the appointment of the Adviser and approving this Agreement on behalf of the Trust and each Fund;

      (d) Registration Statement on Form N-lA under the Investment Company Act and the Securities Act of 1933, as amended from time to time (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission"), relating to the Trust and shares of beneficial interest of each Fund and all amendments thereto.

      (e) Notification of Registration of the Trust under the Investment Company Act on Form N-8A as filed with the Commission and all amendments thereto;

      (f) Prospectus and Statement of Additional Information included in the Registration Statement, as amended from time to time. All references to this Agreement, the Prospectus and the Statement of Additional Information shall be to such documents as most recently amended or supplemented and in effect.

      4. The Adviser shall authorize and permit any of its directors, officers and employees who may be elected as trustees or officers of the Trust and/or the Funds to serve in the capacities in which they are elected. All services to be furnished by the Adviser under this Agreement may be furnished through such directors, officers or employees of the Adviser.

      5. The Adviser agrees that all records which it maintains for the Trust and/or the Funds are property of the Trust and/or the Funds. The Adviser will surrender promptly to the Trust and/or the Funds any such records upon either the Trust's or the Fund's request. The Adviser further agrees to preserve such records for the periods prescribed in Rule 3la-2 of the Commission under the Investment Company Act.

      6. In connection with the services rendered by the Adviser under this Agreement, the Adviser will pay all of the following expenses:

      (a) the salaries and expenses of all personnel of the Trust, the Funds and the Adviser required to perform the services to be provided pursuant to this Agreement, except the fees of the trustees who are not affiliated persons of the Adviser, and


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      (b) all expenses  incurred by the Adviser in connection the performance of the Adviser's responsibilities hereunder, other than the cost of securities, brokers' commissions, and any issue or transfer taxes chargeable to each respective Fund in connection with its securities transactions.

      7. For the services provided and the expenses assumed pursuant to this Agreement, each Fund will pay to the Adviser as compensation, at the end of each calendar month, an advisory fee computed daily at an annual rate equal to 0.75 of 1% of the Fund's average daily net assets. The "average daily net assets" of the Fund shall mean the average of the values placed on the Fund's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act and the terms of the Fund's Registration Statement. The value of net assets of the Fund shall always be determined pursuant to the applicable provisions of the Fund's Declaration of Trust and the Registration Statement. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this Section 8, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of the close of regular trading on the New York Stock Exchange, or as of such other time as the value of the net assets of the Fund's portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Fund has been so suspended for a period including any month end when the Adviser's compensation is payable pursuant to this Section, the Adviser's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month). If the Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Section 8.

      8. The Adviser may rely on information reasonably believed by it to be accurate and reliable. Neither the Adviser nor its officers, directors, employees or agents or controlling persons shall be liable for any error or judgment or mistake of law, or for any loss suffered by the Trust and/or a Fund in connection with or arising out of the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

      9. As to each Fund, this Agreement shall become effective as of the date of its execution and shall continue in effect for a period of up to two years from the date of execution. Thereafter, this Agreement shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Fund's Trustees or (ii) a vote of a "majority of the outstanding voting securities" (as defined in the Investment Company Act) of the Fund, provided that in either event the continuance also is approved by a majority of the Fund's Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Fund or of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days written notice by the Adviser, by the Fund's Trustees, or by vote of holders of a majority of the Fund's shares. For a period of eighteen months from the date of execution of this Agreement, the Adviser may terminate this Agreement, without penalty, on six months written notice. Thereafter, the Adviser may terminate this Agreement, without penalty, on 60 days written notice. This Agreement also will terminate automatically in the event of its assignment (as defined in the Investment Company Act).

      10. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser who may also be a trustee, officer or employee of the Trust and/or the Funds to engage in any other business or to devote his time and attention in part to the management or other aspect of any business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Adviser to engage in any other business or to render services of any kind to any other person or entity.

      11. During the term of this Agreement, the Trust and each Fund agree to furnish the Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of each Fund or the public, which refer in any way to the Adviser, prior to use thereof and not to use such material if the Adviser reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt. In the event of termination of the Agreement, the Trust and/or each


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Fund will continue to furnish to the Adviser such other information  relating to the business affairs of the Trust and/or each Fund as the Adviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

      12. Subject to applicable laws and regulations, this Agreement may be amended by mutual agreement, but only after authorization of such amendments by the affirmative vote of a majority of the members of the Trustees who are not interested persons of the Trust or any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

      13. The Adviser, the Trust and the Funds each agree that the name "Voyager" is proprietary to, and a property right of, the Adviser. The Trust and the Funds agree and consent that (i) each will only use the name "Voyager" as part of its name and for no other purpose, (ii) each will not purport to grant any third party the right to use the name "Voyager" and (iii) upon the termination of this Agreement, the Trust and the Funds shall, upon the request of the Adviser, cease to use the name "Voyager", and shall use its best efforts to cause its officers, trustees and shareholders to take any and all actions which the Adviser may reasonably request to effect the foregoing.

      14. Any notice or other communications required to be given pursuant to this Agreement shall be deemed to be given if delivered or mailed by registered mail, postage paid, (1) to the Adviser at 375 Park Avenue, Suite 3607, New York, New York 10152, Attention: Secretary; or (2) to the Trust and/or the Funds, 375 Park Avenue, Suite 3607, New York, New York 10152, Attention: Secretary.

      15. (a) This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act, the Advisers Act, or rules or orders of the SEC thereunder. In the event of any litigation in which the Adviser and the Trust are adverse parties and there are no other parties to such litigation, such action shall be brought in the United States District Court for the State of New York, located in New York, New York.

      (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

      (c) This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

      16. The Declaration of Trust, establishing the Trust, dated __________, 2002, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the State of Delaware, provides that the name "Belstar Trust" refers to the Trustees under the Declaration collectively as trustees, but not individually or personally; and no Trustee, shareholder, officer, employee or agent of the Trust and/or the Funds may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the Trust property only shall be liable.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of _______________, 2002.

                                               VOYAGER ADVISORS, LLC

                                               By:  ________________________
                                                    ROBERT J. ADLER
                                                    President

                                               BELSTAR TRUST

                                               By:  ________________________
                                                    MARK J. SFARRA
                                                    Secretary

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